Exhibit 10.1

Certain exhibits and schedules to this First Amendment Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  For a brief description of the contents of these omitted exhibits and schedules, refer to Omitted Exhibits and Schedules Disclosure List included as part of this Exhibit 10.1. The Company hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request to the U.S. Securities and Exchange Commission.

FIRST AMENDMENT AGREEMENT

This First Amendment Agreement (this “Agreement”) is made and entered into as of this 1st day of May 2019, by and among ULTRALIFE CORPORATION, a Delaware corporation (“Existing Borrower”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB” and together with Southwest, collectively, the “New Borrowers”, and each individually a “New Borrower”, and together with the Existing Borrower, collectively, the “Borrowers”, and each individually a “Borrower”), the lending institutions currently a party to the Credit Agreement (as hereinafter defined) (each, a “Lender” and collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION (“KeyBank”, and in its capacity as agent for the Lenders under the Credit Agreement, “Agent”).

WHEREAS, Lenders, Agent, and the Existing Borrower are parties to a certain Credit and Security Agreement dated as of May 31, 2017 (as it may from time to time be further amended, restated or otherwise modified or supplemented, the “Credit Agreement”).

WHEREAS, Lenders, Agent, and the Existing Borrower desire to amend the Credit Agreement by modifying certain provisions thereof, including, among other things, joining each of the New Borrowers as a Borrower under the Credit Agreement and other Loan Documents.

WHEREAS, unless defined herein, each term used herein shall be defined in accordance with the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration Lenders, Agent, and Borrowers agree as follows:

1.        Borrowers, Agent and the Lenders agree and acknowledge that all references in the Credit Agreement or each other Loan Document to the term “Borrowers” shall be deemed to include each of the New Borrowers as a co-borrower with the other Borrowers. The obligations, duties, undertakings and liabilities of the New Borrowers and the Existing Borrower as “Borrowers” under the Credit Agreement and each other Loan Document shall be joint and several and without limiting the generality of the foregoing, (x) each Borrower, including the New Borrowers, hereby specifically and expressly ratifies and reaffirms the provisions of Section 11.20 of the Credit Agreement and agrees that each of them shall be jointly and severally liable for the payment and performance of all Secured Debt and (y) each Borrower hereby specifically and expressly ratifies and reaffirms all of the provisions of Article XII of the Credit Agreement and its guaranty of the full and prompt payment and performance when due of the Secured Debt provided for thereunder, and agrees that its obligations, duties, undertakings and liabilities under such Article XII and such guaranty are unaffected by the joinder of each of the New Borrowers as a co-borrower with the other Borrowers under the Credit Agreement and the other Loan Documents.

2.         Article I of the Credit Agreement is hereby amended to delete the definitions of “Aggregate Commitment Percentage”, “Applicable Commitment Percentage”, “Applicable Debt”, “Change in Control”, “Consolidated EBITDA”, “Commitment”, “Commitment Period”, “Note” or “Notes”, “Required Lenders”, “Total Commitment Amount”, “Total Funded Debt”, and “Unfunded Capital Expenditures” therefrom in their entirety and to insert in place thereof the following:

“Aggregate Commitment Percentage” shall mean, for any Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of (i) the Revolving Credit Commitments of such Lender, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of such Lender, plus (ii) the amount outstanding for such Lender under the Term Notes, by (b) the aggregate, on such date, of (i) the Revolving Credit Commitments of all Lenders, or if the Revolving Credit Commitments have expired or have been terminated or otherwise reduced to $0, then the amount outstanding under the Revolving Credit Notes of all Lenders, plus (ii) the amount outstanding for all Lenders under the Term Notes.

“Applicable Commitment Percentage” shall mean, for each Lender, (a) with respect to the Revolving Credit Commitment, the percentage set forth opposite such Lender’s name under the column headed “Revolving Credit Commitment Percentage” as described in Schedule 1 hereto, and (b) with respect to the Term Loan Commitment, the percentage set forth opposite such Lender’s name under the column headed “Term Loan Commitment Percentage” as described in Schedule 1 hereto.

“Applicable Debt” at any time shall mean:

(a) with respect to the Revolving Credit Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to this Agreement and includes the principal of and accrued and unpaid interest on all Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part; and

(b)     with respect to the Term Loan Commitment, collectively, (i) all Debt incurred by Borrowers to Agent or the Lenders pursuant to the Term Loan Commitment and includes the principal of, and accrued and unpaid interest on, the Term Notes at such time, and (ii) each extension, renewal or refinancing thereof in whole or in part hereunder, and (iii) any prepayment fees payable in connection with the Term Loan Commitment.

“Change in Control” shall mean: (a) with respect to any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Closing Date) holding in excess of ten percent (10%) of the voting Capital Stock of Ultralife as of the Closing Date (based upon Exchange Act filings of beneficial ownership with the SEC), the acquisition of ownership, directly or indirectly, beneficially or of record, by such Person or group, of Capital Stock of Ultralife representing more than 49% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any other Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Capital Stock of Ultralife representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of Ultralife; (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower or any of its Subsidiaries by Persons who were neither (i) nominated by the board of directors of Ultralife or any of its Subsidiaries nor (ii) appointed by directors so nominated; (d) any merger, consolidation or sale of substantially all of the property or assets of Borrowers; (e) Ultralife ceasing to directly own and control 100% of each class of the outstanding Capital Stock of Southwest; or (f) Southwest ceasing to directly own and control 100% of each class of the outstanding Capital Stock of CLB.

“Consolidated EBITDA” shall mean, for any Person and for any period of determination, without duplication, such Person’s Consolidated Net Income for such period increased, to the extent deducted in the calculation of Consolidated Net Income, by the sum of such Person’s (i) Consolidated Interest Expense, plus (ii) Consolidated Income Tax Expense, plus (iii) Consolidated Depreciation and Amortization Expense, plus (iv) non-cash stock compensation expenses, plus (v) other one-time nonrecurring items or losses which are factually supported and are acceptable to Agent in its reasonable discretion, plus (vi) salary and bonus of Claude Leonard Benckenstein, minus (vii) extraordinary, unusual and one-time nonrecurring income or gains. For purposes of this definition, each reference to Person shall be deemed to include such Person and its Subsidiaries on a Consolidated basis.

“Commitment” shall mean the obligation hereunder of each Lender as set forth on Schedule 1, to make Loans pursuant to the Revolving Credit Commitment and the Term Loan Commitment, and to participate in the issuance of Letters of Credit up to the Maximum Amount for such Lender, as such amounts may be reduced or adjusted pursuant to the terms hereof.

“Commitment Period” shall mean the period from the Closing Date until May 31, 2022, or such earlier date on which the Commitment shall have been terminated pursuant to Article IX hereof.

“Letter of Credit Exposure” shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrowers or converted to a Revolving Loan pursuant to Section 2.1A hereof.

“Note” or “Notes” shall mean any Revolving Credit Note, any Term Note or any other note delivered pursuant to this Agreement, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Required Lenders” shall mean the holders of at least 51% of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least 51% of the aggregate of (a) the Revolving Credit Commitments and (b) the amount outstanding under the Term Notes; provided, however, that the unused Revolving Credit Commitment of, and the portion of the total outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders; provided further, however, that at any time there are fewer than three (3) Lenders hereunder, “Required Lenders” shall mean both such Lenders.

“Revolving Credit Note” shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

“Revolving Loan” shall mean a Loan granted to Borrowers by the Lenders in accordance with Section 2.1A hereof.

“Total Commitment Amount” shall mean the Maximum Revolving Amount, plus the aggregate Term Loan Commitment of the Lenders.

“Total Funded Debt” shall mean Indebtedness of a Person of the type described in clauses (a), (b), (f), (g), (j) and (k) of the definition of “Indebtedness”.

“Unfunded Capital Expenditures” shall mean Capital Expenditures made by any one or more of the Companies which Capital Expenditures are (i) made with Proceeds received in connection with any asset sale, equity issuance, debt issuance or from insurance proceeds in each case to the extent permitted hereunder, (ii) or otherwise unfinanced or financed with Revolving Loans; provided, however, that Unfunded Capital Expenditures shall not in any event be deemed to include any project specific Capital Expenditures approved by Agent in its reasonable discretion to the extent financed out of cash on the balance sheet or investments of Borrowers, including, without limitation, the Newark CR123A automation project up to $4,300,000.

3.            Article I of the Credit Agreement is hereby amended to insert the following new definitions thereto in the appropriate alphabetical order:

“Aggregate Term Loan Commitment Percentage” shall mean, for any Term Loan Lender, as of any date, the percentage calculated by dividing (a) the aggregate, on such date, of the amount outstanding for such Lender under the Term Notes, by (b) the aggregate, on such date, of the amount outstanding for all Lenders under the Term Notes.

“CLB” shall mean CLB, Inc., a Texas corporation.

“First Amendment Closing Date” shall mean May 1, 2019.

“Southwest” shall mean Southwest Electronic Energy Corporation, a Texas corporation (f/k/a SWE Holdco, Inc.).

“Southwest Acquisition” shall mean the acquisition by Ultralife of all of the Capital Stock of Southwest from the Southwest Seller pursuant to the terms of the Southwest Acquisition Documents.

“Southwest Acquisition Agreement” shall mean that certain Stock Purchase Agreement dated as of May 1, 2019, by and among Ultralife, Southwest, Southwest Seller and Claude Leonard Benckenstein, an individual, together with all exhibits and schedules thereto, as the same may be amended, modified, supplemented or restated from time to time.

“Southwest Acquisition Documents” shall mean the Southwest Acquisition Agreement and all other agreements, documents and writings heretofore, now or hereafter executed, delivered, or otherwise authenticated in connection with or related to the Southwest Acquisition Agreement, in each case as any of the foregoing may be amended, restated or otherwise modified from time to time.

“Southwest Seller” shall mean Southwest Electronic Energy Medical Research Institute, a Texas non-profit corporation.

“Term Loan” shall mean the Loan granted to Borrowers by the Term Loan Lenders in accordance with Section 2.1B hereof.

“Term Loan Commitment” shall mean the obligation hereunder of the Term Loan Lenders to make a Term Loan in the original principal amount of $8,000,000, with each Term Loan Lender’s obligation to participate therein being in the amount set forth opposite such Term Loan Lender’s name under the column headed “Term Loan Commitment” as set forth on Schedule 1 hereto (as such amounts may be reduced by the amounts of any payments applied thereto).

“Term Loan Lenders” shall mean, collectively, each Lender which has a Term Loan Commitment.

“Term Note” shall mean the Term Notes executed and delivered pursuant to Section 2.1B hereof, together with any replacement or substitution thereof, any addition or allonge thereto and any amendment, restatement or other modification thereto from time to time.

4.           Section 2.1 of the Credit Agreement is hereby amended to delete the second and third full paragraphs therefrom in their entirety and to insert in place thereof the following:

Each Lender, for itself and not for any other Lender, agrees to make Loans and to participate in Letters of Credit issued hereunder during the Commitment Period on such basis that (a) immediately after the completion of any borrowing by Borrowers or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Loans held by such Lender, when combined with such Lender’s Pro Rata Share of the Letter of Credit Exposure, shall not be in excess of the Maximum Amount for such Lender; (b) the aggregate principal amount outstanding of all outstanding Revolving Loans held such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Loans (including the Revolving Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; (c) the aggregate principal amount of all outstanding Term Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Term Loans (including the Term Loans held by such Lender) which is not in excess of such Lender’s Applicable Commitment Percentage with respect thereto; and (d) such aggregate principal amount outstanding on the Loans held by such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Loans (including the Loans held by such Lender) that is not in excess of such Lender’s Aggregate Commitment Percentage.

Each borrowing from the Lenders hereunder shall be made on a Pro Rata Basis according to the Lenders’ respective Applicable Commitment Percentages. The Loans may be made as Revolving Loans, as a Term Loan and Letters of Credit may be issued, as follows:

A.     Revolving Credit.

5.           Section 2.1 of the Credit Agreement is hereby amended to insert the following new Subpart B at the end thereof:

B.      Term Loan.

(i)     Subject to the terms and conditions of this Agreement, the Term Loan Lenders shall make a Term Loan to Borrowers on the First Amendment Closing Date, in the amount for each Term Loan Lender equal to its respective Term Loan Commitment. To evidence the Term Loan, Borrowers shall execute and deliver to each Term Loan Lender a Term Note, substantially in the form of Exhibit E hereto, with appropriate insertions. Borrowers shall pay principal on the Term Loan in equal consecutive monthly installments of $133,333.33 commencing May 31, 2019, and continuing on the last day of each succeeding month thereafter, with a final payment in the amount of the then remaining balance thereof payable in full on May 1, 2024. The Term Loan may not be reborrowed.

(ii)     Borrowers shall notify Agent from time to time, in accordance with the notice provisions of Section 2.2 hereof, whether the Term Loan will be a Base Rate Loan or an Overnight LIBOR Loan. The Term Loan may be a mixture of Base Rate Loans and Overnight LIBOR Loans. The Term Loan Lenders, at the request of Borrower to Agent, provided that no Event of Default exists hereunder and subject to the applicable notice and other provisions of Section 2.2 hereof, shall convert a Base Rate Loan to an Overnight LIBOR Loan at any time and shall convert an Overnight LIBOR Loan to a Base Rate Loan at any time.

(iii)     Borrowers shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid, commencing May 31, 2019, and continuing on the last day of each succeeding month thereafter and at the maturity thereof, at the Derived Base Rate from time to time in effect.

(iv)     Borrowers shall pay interest on the unpaid principal amount of each Overnight LIBOR Loan outstanding from time to time from the date thereof until paid, fixed in advance for each Overnight LIBOR Interest Period as herein provided for each such Overnight LIBOR Interest Period. Interest on such Overnight LIBOR Loans shall be payable, commencing May 31, 2019, and on the last day of each succeeding month thereafter and at the maturity thereof.

6.           Article II of the Credit Agreement is hereby amended by replacing the references to “Section 2.1” in Section 2.1A.1(vi), Section 2.1A.2(iv) and Section 2.2(c) with a reference to “Section 2.1A”.

7.           Section 2.3(b) of the Credit Agreement is hereby amended to delete subpart (i) therefrom in its entirety and to insert in place thereof the following:

(i)     No Default. Subject to Section 2.7 hereof, if at the time any such funds are received hereunder (A) the Secured Debt has not been accelerated pursuant to Article IX, and (B) no Event of Default has occurred and be continuing (or if an Event of Default has occurred and is continuing, Agent, at the direction of the Required Lenders, shall not have provided notice to a Borrower of its intention to apply the provisions of Section 2.3(b)(ii)), in the following manner: (a) first, to the following items (i), (ii) and (iii) below in such manner as Borrowers shall direct (except that Borrowers may not alter the division as between Lenders as set forth in subparts (ii) and (iii) below), or in the absence of such direction in the following order: (i) to the payment of all fees, charges and reimbursable expenses due and payable to Agent or a Lender under the Secured Debt, this Agreement or the other Loan Documents at such time; (ii) to the payment of all of the interest which shall be due and payable on the principal of the Secured Debt at the time of such payment in accordance with each Lender’s Applicable Commitment Percentage; (iii) pro rata to (A) the payment of scheduled principal payments of the Term Loan that are then due in accordance with each Term Loan Lender’s Aggregate Term Loan Commitment Percentage, and (B) the payment of all obligations and liabilities of Borrowers under any Hedge Agreement entered into by Borrowers with the Secured Creditors to the extent then due and payable; (b) second, subject to the provisions of Section 2.4 hereof and the fees set forth in Section 2.4, if applicable, to the payment of the principal amount of any Revolving Loans then outstanding in accordance with each Revolving Loan Lender’s Applicable Commitment Percentage; and (c) third, to Borrowers.

8.           Section 2.7 of the Credit Agreement is hereby amended to delete subpart (g) therefrom in its entirety and to insert in place thereof the following:

(g)     Each prepayment of the Loans pursuant to this Section 2.7 (other than subpart (a)) (unless subject to the provisions of Section 2.3(b)(ii) hereof) shall be applied in the following order: (A) prepayment of the Term Loan, together with all accrued and unpaid interest on the principal amount prepaid, until such Term Loan is paid in full, in the inverse order of maturity, based on each Term Loan Lender’s Applicable Commitment Percentage, and (B) prepayment in full of all outstanding Revolving Loans, which such prepayment shall not constitute a permanent reduction to the Revolving Credit Commitment. Any prepayment required to be made under this Section 2.7 shall be subject to any fee or other charge in connection with any Hedge Agreement.

9.           The Credit Agreement is hereby amended to delete Section 5.7 therefrom in its entirety and to insert in place thereof the following

SECTION 5.7  FINANCIAL COVENANTS:

(a)     CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Companies shall not permit the Consolidated Fixed Charge Coverage Ratio of Borrowers to be less than 1.15 to 1.00 for the Fiscal Quarter ending March 31, 2019, and each Fiscal Quarter thereafter, as calculated for the four (4) consecutive Fiscal Quarter period ending on such date; provided, however, that (i) for the Fiscal Quarter ending June 30, 2019, the Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the one Fiscal Quarter period ending on such date multiplied by four, (ii) for the Fiscal Quarter ending September 30, 2019, the Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the two Fiscal Quarter period ending on such date multiplied by two, and (iii) for the Fiscal Quarter ending December 31, 2019, the Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the three Fiscal Quarter period ending on such date multiplied by one and one third.

(b)     CONSOLIDATED SENIOR LEVERAGE RATIO. The Companies shall not suffer or permit the Consolidated Senior Leverage Ratio on the last day of each Fiscal Quarter, commencing on the fiscal quarter ending June 30, 2019, to be more than 2.50 to 1.00.

10.          The Credit Agreement is hereby amended to delete Section 5.13 therefrom in its entirety and to insert in place thereof the following:

SECTION 5.13     ACQUISITIONS. Except for the Southwest Acquisition, Permitted Acquisitions or as expressly permitted under Section 5.11 or 5.12 hereof, without the prior written consent of the Required Lenders, no Company shall acquire or permit any Subsidiary to acquire the assets or stock of any other Person; provided, however, that in the event Borrowers ask Agent and the Lenders to consider consenting to any Acquisition (other than a Permitted Acquisition) then Agent and the Lenders agree (i) to give such request all due consideration in good faith, as determined by Agent and the Lenders in their Permitted Discretion, and (ii) not to unreasonably delay its decision with respect to such request.

11.          Section 5.14 of the Credit Agreement is hereby amended to delete clause (b) therefrom in its entirety and to insert in place thereof the following:

(b) any default has occurred under any Material Contract or the Southwest Acquisition Documents, which such default is continuing beyond any period of grace provided with respect thereto,

12.          The Credit Agreement is hereby amended to delete Section 5.24(v) therefrom in its entirety and to insert in place thereof the following:

(v)     with respect to any Pledge Agreement related to Capital Stock of a Subsidiary organized under the laws of the United Kingdom (a “UK Subsidiary Pledge”), make or do all such acts or things as required at the discretion of Agent to insure that the UK Subsidiary Pledge is enforceable and that the security interests granted pursuant to the Pledge Agreement relating to such Subsidiary are recognized and properly evidenced under the laws of the United Kingdom, including, without limitation, the following: (A) engaging local counsel in the United Kingdom to review or amend, restate, supplement or otherwise modify any Pledge Agreement or to prepare a new agreement to the extent necessary, and opine on (i) the enforceability of any such Pledge Agreement (as presently drafted or as amended, restated, supplemented or otherwise modified based on such counsel’s review) under the laws of the United Kingdom, or (ii) any such new agreement under the laws of the United Kingdom, (B) delivering or executing, or causing to be delivered or executed, such other documents, writings, opinions, instruments or records of any kind required or customary under the laws of the United Kingdom, and (C) filing, registering or recording (or authorizing Agent or Agent’s designee to file, register or record) in any government or public offices (domestic or foreign) any documents, writings, instruments or records of any kind; provided, however, that no action shall be required under clauses (A) and (B) above until Revolving Credit Exposure is equal to or greater than $5,000,000,

13.          Article V of the Credit Agreement is hereby amended to insert the following new section at the end thereof:

SECTION 5.35     MODIFICATIONS TO CERTAIN MATERIAL DOCUMENTS. Without the prior written consent of the Required Lenders, the Companies shall not permit any amendment, restatement, waiver or other modification of any of the Southwest Acquisition Documents.

14.          Section 7.22 of the Credit Agreement is hereby amended to insert a new sentence thereto at the end thereof:

The representations and warranties made by the Credit Parties in the Southwest Acquisition Documents, and in any other agreements, instruments or certificates delivered pursuant thereto, are true and correct in all material respects (except where any such representation and warranty is stated as being true only as of a specific date, in which case such representation and warranty was true and correct in all material respects on such date).

15.          The Credit Agreement is hereby amended to delete Section 8.5 therefrom in its entirety and to insert in place thereof the following:

SECTION 8.5  CROSS DEFAULT. If (a) any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of $500,000 beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity, (b) any default by any Company shall have occurred under the Southwest Acquisition Documents, which such default shall be continuing beyond any period of grace provided with respect thereto.

16.          The Credit Agreement is hereby amended by deleting Schedule 1 therefrom in its entirety and by substituting in place thereof a new Schedule 1, in the form of Exhibit 1 attached hereto.

17.          The Credit Agreement is hereby amended to insert a new Exhibit E thereto, in the form of Exhibit 2 attached hereto.

18.          Lenders, Agent, and Borrowers agree that the Revolving Credit Note is hereby amended by replacing the references to “Section 2.1” therein with a reference to “Section 2.1A”.

19.          As a condition precedent to the effectiveness of this Agreement:

(a)           Borrowers shall have executed and delivered to each Term Loan Lender a Term Note, dated as of even date herewith, and such Term Note shall otherwise be in substantially the form and substance of Exhibit E of the Credit Agreement;

(b)           New Borrowers shall have executed and delivered to Agent an Intellectual Property Security Agreement (the “New Borrower IP Agreement”), in form and substance satisfactory to Agent;

(c)           Borrowers shall have executed and delivered to Agent a Joinder and Assumption Agreement (the “Joinder Agreement”) and such Joinder and Assumption Agreement shall be in form and substance satisfactory to Agent;

(d)         Pursuant to Existing Borrower’s Pledge Agreement and in connection with the Southwest Acquisition, Existing Borrower has pledged all Equity Interests of Southwest, Existing Borrower shall have executed and delivered to Agent share certificates (or control agreements), appropriate stock powers (or equivalent), and such other documents in connection therewith as Agent shall reasonably request, each in form and substance satisfactory to Agent;

(e)         Southwest shall have executed and delivered to Agent a Pledge Agreement (the “New Pledge Agreement”), in form and substance satisfactory to Agent, together with the delivery of share certificates (or control agreements), appropriate stock powers (or equivalent), and such other documents in connection therewith as Agent shall reasonably request, each in form and substance satisfactory to Agent;

(f)          Each Borrower shall have delivered to Agent an officer’s certificate (or equivalent) certifying the names of the officers of such Borrower authorized to sign this Agreement, the Term Note, the New Borrower IP Agreement, the Joinder Agreement, the New Pledge Agreement, and each other document, agreement, writing or instrument executed in connection with this Agreement (collectively, the “Amendment Documents”) by such Borrower, together with the true signatures of such officers, and certified copies of (i) the resolutions of the board of directors (or equivalent governing body) of such Borrower evidencing approval of the execution and delivery of such documents, (ii) the articles of incorporation (or equivalent organizational document) of such Borrower, having been certified, not more than ten (10) days prior to this Agreement, by the Secretary of State of the jurisdiction under which such Borrower is organized, and (iii) the bylaws (or equivalent governance documents) of such Borrower. Notwithstanding the foregoing, the Existing Borrower may, in lieu of providing copies of the Existing Borrower’s articles of incorporation (or equivalent organizational document) and bylaws (or equivalent governance documents), certify that there has been no change since May 31, 2017, to the Existing Borrower’s formation and governance documents and that such documents are in full force and effect on and as of the date hereof and no action for any amendment to such documents has been taken or is pending;

(g)          Agent shall have received a good standing certificate (or equivalent) for each Borrower issued by the Secretary of State in the state where such Borrower is organized;

(h)          Agent shall have received the executed legal opinion of each Borrower’s counsel, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the Amendment Documents being executed in connection herewith, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(i)          Agent shall have received (i) final executed copies of the Southwest Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all material amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof, in each case having been certified by a Financial Officer of Borrowers as true and correct, and (ii) any other evidence that Agent reasonably requests, in form and substance reasonably satisfactory to Agent, that the Southwest Acquisition has been completed for an aggregate consideration not in excess of $25,000,000 substantially contemporaneously with this Agreement.

(j)           Borrowers shall have delivered to Agent revised schedules to the Credit Agreement, in form and substance satisfactory to Agent;

(k)          Agent shall have received (i) for each Borrower, the results of UCC lien searches reasonably satisfactory to Agent; (ii) for the Existing Borrower, the results of federal and state tax lien and judicial lien searches reasonably satisfactory to Agent; and (iii) UCC termination statements and payoff letters reflecting termination of all financing statements (other than financing statements related to Permitted Liens) previously filed by any party having a security interest in any part of the Collateral or any other property securing the Secured Debt;

(l)           New Borrowers shall deliver to Agent appropriate UCC financing statements;

(m)        Agent shall have received in form and substance satisfactory to Agent, one or more insurance certificates and copies of New Borrowers’ casualty insurance policies, together with loss payable endorsements reasonably satisfactory to Agent naming Agent as Lender loss payee, and copies of New Borrowers’ liability insurance policies, together with endorsements naming Agent as a co-insured;

(n)          New Borrowers shall have delivered to Agent a landlord’s waiver and/or a bailee’s waiver, if applicable, each in form and substance satisfactory to Agent and the Lenders, for each location where either (i) New Borrowers’ books and records are located, or (ii) any Collateral of a New Borrower with a fair market value in excess of $50,000 in the aggregate is located;

(o)          Agent shall have received a solvency certificate, in form and substance reasonably satisfactory to Agent, with respect to New Borrowers;

(p)          New Borrowers shall have executed and delivered to Agent a perfection certificate, in form and substance satisfactory to Agent;

(q)           Borrowers shall have delivered to Agent a disbursement direction letter, in form and substance satisfactory to Agent;

(r)          Borrowers shall have paid to Agent for the pro rata benefit of the Lenders (i) a revolver renewal fee in the amount of $30,000 and (ii) an upfront fee in the amount of $20,000; and

(s)           Borrowers shall have paid all reasonable and documented out of pocket legal fees and expenses of Agent incurred in connection with this Agreement.

20.         As a conditions subsequent to the effectiveness of this Amendment, the Borrowers shall have:

(a)          within five (5) Business Days of the First Amendment Closing Date, delivered to Agent the certificates or instruments representing the Capital Stock of New Borrowers, and the appropriate transfer powers to each certificate or instrument; and

(b)          within ninety days (90) days of the First Amendment Closing Date, delivered to Agent evidence, satisfactory to Agent, that New Borrowers have closed or moved to Agent all Deposit Accounts (other than any Excluded Accounts) and lockboxes.

21.         Each Borrower hereby represents and warrants to Agent and the Lenders that as of the date hereof: (a) such Borrower has the legal power and authority to execute and deliver the Amendment Documents executed by such Borrower in connection with this Agreement; (b) the officers (or other authorized Persons) of such Borrower executing the Amendment Documents have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions thereof; (c) the execution and delivery by such Borrower of the Amendment Documents to which it is a party and the performance and observance by such Loan Party of the provisions thereof do not violate or conflict with the Organizational Documents of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Loan Party; (d) after giving effect to this Agreement, no Default or Event of Default exists under the Loan Documents, nor will any occur upon giving effect to the execution and delivery of the Amendment Documents or by the performance or observance of any provision thereof; (e) such Borrower does not have any claim or offset against, or defense or counterclaim to, any of such Borrower’s obligations or liabilities under the Credit Agreement or the other Loan Documents; (f) the representations and warranties set forth in Article VII of the Credit Agreement are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the date hereof, except to the extent such representation or warranty relates to an earlier specified date, in which case such representation and warranty is reaffirmed true and correct in all material respects as of such date; and (g) the Amendment Documents to which such Borrower is a party constitute a valid and binding obligation of such Borrower in every respect, enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

22.         In consideration of this Agreement, each Borrower hereby waives and releases Agent and the Lenders and their respective affiliates, officers, directors, equity holders, agents, attorneys, employees and representatives from any and all such claims, offsets, defenses and counterclaims of which such Borrower is aware or unaware in connection with the Credit Agreement to the extent arising on or prior to the date hereof, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

23.         Each reference that is made in the Credit Agreement or any other writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Each Amendment Document is a Loan Document as defined in the Credit Agreement.

24.         Each Borrower hereby reaffirms its obligations, as applicable, under the Credit Agreement and all other Loan Documents to which such Borrower is a party, as any of them may from time to time be amended, restated or otherwise modified (the “Reaffirmed Documents”). Each Borrower agrees (i) that each Reaffirmed Document shall remain in full force and effect following the execution and delivery of this Agreement and any other Amendment Document, and (ii) that all references in any of the Reaffirmed Documents to the “Credit Agreement” or “Loan Agreement” shall be deemed to refer to the Credit Agreement, as amended by this Agreement or as it may be further amended, restated or otherwise modified from time to time.

25.        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by facsimile or pdf electronic transmission, each of which when so executed and delivered shall be deemed to be an original and effective as a manually signed counterpart and all of which when taken together shall constitute but one and the same agreement.

26.         The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

27.        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the duly authorized officers of the parties to this Agreement have executed this Agreement as of the date first written above.

BORROWERS:

ULTRALIFE CORPORATION By: /s/ Philip A. Fain Name: Philip A. Fain Title: Chief Financial Officer and Treasurer

SOUTHWEST ELECTRONIC ENERGY

CORPORATION

By: /s/ Linda S. Saunders

Name: Linda S. Saunders

Title: Vice President of Finance

CLB, INC.

By: /s/ Linda S. Saunders

Name: Linda S. Saunders

Title: Vice President of Finance

[Signature Page to First Amendment Agreement – Key/Ultralife]

AGENT AND THE LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Peter F. Leonard Name: Peter F. Leonard Title: Senior Vice President

[Continuation of Signature Page to First Amendment Agreement – Key/Ultralife]

EXHIBIT 1

SCHEDULE 1

LENDING INSTITUTIONS	REVOLVING CREDIT COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT	TERM LOAN COMMITMENT PERCENTAGE	TERM LOAN COMMITMENT	MAXIMUM AMOUNT
KeyBank National Association	100%	$30,000,000	100%	$8,000,000	$38,000,000

Total Commitment Amount	100%	$30,000,000	100%	$8,000,000	$38,000,000

EXHIBIT 2

EXHIBIT E

TERM NOTE

$	Newark, New York
May [__], 2019

FOR VALUE RECEIVED, the undersigned, ULTRALIFE CORPORATION, a Delaware corporation (“Ultralife”), SOUTHWEST ELECTRONIC ENERGY CORPORATION, a Texas corporation (“Southwest”), CLB, INC., a Texas corporation (“CLB”), each other Person which may be added as a “Borrower” hereto, subsequent to the date hereof (collectively, together with Ultralife, CLB, and Southwest, the “Borrowers”, and each individually, a “Borrower”), jointly and severally promise to pay to the order of ___________ (“Lender”) at the office of KEYBANK NATIONAL ASSOCIATION, as Agent, 726 Exchange Street, Suite 900, Buffalo, NY 14210, the principal sum of

AND 00/100	DOLLARS

in lawful money of the United States of America at such times, in such amounts and in such manner as provided in Section 2.1B of the Credit Agreement or such earlier time as a prepayment is required pursuant to the Credit Agreement. As used herein, “Credit Agreement” means the Credit and Security Agreement dated as of even date herewith, among Borrowers, certain other Credit Parties from time to time party thereto, the lenders named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

Borrowers also promise to pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, from the date of the Term Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

The portions of the principal sum hereof from time to time representing the Term Loan, and payments of principal of either thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Note.

E-1

If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds. In the event of a failure to pay interest or principal, when the same becomes due after giving effect to any applicable grace or cure period, Lender may collect and Borrowers agree to pay a late charge of an amount equal to the greater of $50 or 5% of the amount of such late payment.

This Note is one of the Term Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

Except as expressly provided in the Credit Agreement, each Borrower expressly waives presentment, demand, protest and notice of any kind.

EACH OF THE UNDERSIGNED WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS NOTE, THE CREDIT AND SECURITY AGREEMENT OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY AGENT’S OR ANY LENDER’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWERS, AGENT AND THE LENDERS, OR ANY THEREOF.

[The remainder of this page is intentionally left blank.]

E-2

IN WITNESS WHEREOF, the undersigned have executed this Term Note as of the date and year first written above.

ULTRALIFE CORPORATION

By:
Print Name:
Title:

SOUTHWEST ELECTRONIC ENERGY CORPORATION

By:
Print Name:
Title:

CLB, INC.

By:
Print Name:
Title:

FIRST AMENDMENT AGREEMENT– KEY/ ULTRALIFE

Omitted Exhibits and Schedule Disclosure List

The following list briefly identifies the contents of the Exhibits and Schedules to the foregoing First Amendment Agreement which have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

The Registrant agrees to furnish to the Securities and Exchange Commission, to supplement and upon request, a copy of any of the following omitted Exhibits and Schedules.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms by the foregoing First Amendment Agreement.

1.	Schedule 5.8 – Contains a list of the permitted Indebtedness existing as of the Closing Date comprised of third-party financing for annual insurance premiums.

2.	Schedule 5.9 – Contains a statement that there are no permitted encumbrances.

3.	Schedule 5.11 – Contains a statement regarding investments made into Subsidiaries.

4.	Schedule 5.33 – Contains a list of the amount of all Subsidiary Payables as of the Closing Date.

5.	Schedule 7.1 – Contains a list stating the existences, good standings, foreign qualifications, and capitalizations of the companies.

6.	Schedule 7.4 – Contains descriptions of all Commercial Tort Claims which, if determined adversely, could not reasonably be expected to result in a Material Adverse Effect.

7.

Schedule 7.5 – Contains a list of each company’s: (i) location of its chief executive offices during the four (4) months prior to the date of the Agreement; (ii) location of its place of business during the past five (5) years; (iii) location of inventory held by third-parties during the past five (5) years; and, (iv) location of inventory currently held by third-parties.

8.	Schedule 7.8 – Contains a list of any of each company’s Commodity Account, Deposit Account, or Securities Account in which such company has rights or power to transfer title.

9.	Schedule 7.9 – Contains a list of real property owned or leased by any of the companies.

10.	Schedule 7.14 – Contains a list of all employee benefit plans sponsored or maintained by a company.

11.	Schedule 7.19 – Contains a list of any contract or agreement to which a company is a party that, if violated or breached, would reasonably be expected to have a Material Adverse Effect.

12.	Schedule 7.20 – Contains a statement as to all of the registered Intellectual Property owned by the companies.

13.	Schedule 7.21 – Contains a list of all insurance policies maintained by the companies as of the Closing Date.

14.	Exhibit A – Contains a list of all registered patents of the companies.

15.	Exhibit B – Contains a list of all registered trademarks of the companies.